                        FILED PURSUANT TO RULE 424(b)(3)
                      REGISTRATION STATEMENT NO. 333-112367

    PRICING SUPPLEMENT TO THE PROSPECTUS SUPPLEMENT NO. 372 DATED FEBRUARY 6,
                                 2004 -- NO. 420

[GOLDMAN SACHS LOGO]

                          THE GOLDMAN SACHS GROUP, INC.
                           Medium-Term Notes, Series B

                               ------------------

                                   $10,000,000

          6.75% Aggregate Mandatory Exchangeable Notes due August 2006
           (Exchangeable for Common Stock of a Basket of Nine Stocks)

                               ------------------

      This pricing supplement and the accompanying prospectus supplement no. 372, relating to the aggregate mandatory exchangeable notes, should be read together. Because the aggregate mandatory exchangeable notes are part of a series of our debt securities called Medium-Term Notes, Series B, this pricing supplement and the accompanying prospectus supplement no. 372 should also be read with the accompanying prospectus dated February 6, 2004, as supplemented by the accompanying prospectus supplement dated February 6, 2004. Terms used here have the meanings given them in the accompanying prospectus supplement no. 372, unless the context requires otherwise.

      The aggregate mandatory exchangeable notes offered by this pricing supplement, which we call the "offered notes", have the terms described in the accompanying prospectus supplement no. 372, as supplemented or modified by the following:

ISSUER: The Goldman Sachs Group, Inc.                       TRADE DATE:  August 11, 2004

BASKET STOCKS: the common stock of Applied                  SETTLEMENT DATE (ORIGINAL ISSUE DATE): August 18,
Materials, Inc., Novellus Systems, Inc., Xilinx, Inc.,      2004
Broadcom Corporation, Advanced Micro Devices,
Inc., Micron Technology, Inc., Altera Corporation,          STATED MATURITY DATE: August 18, 2006, unless
Intel Corporation and Texas Instruments                     extended for up to six business days
Incorporated with each stock having a relative
weight on the trade date of 11.1111%                        INTEREST RATE (COUPON): 6.75% per year

                                                            INTEREST PAYMENT DATES: the 18th day of each
FACE AMOUNT: each offered note will have a face             month, commencing on September 18, 2004 and
amount equal to $100; the aggregate face amount             ending on the stated maturity date
for all the offered notes is $10,000,000
                                                            REGULAR RECORD DATES: for the interest payment
ORIGINAL ISSUE PRICE: 100% of the face amount               dates specified above, five business days before the
                                                            18th day of each month

NET PROCEEDS TO THE ISSUER: 99.825% of the face amount      CUSIP NO.: 38143U259

      Your investment in the notes involves certain risks. In particular, assuming no changes in market conditions or any other relevant factors, the value of your note on the date of this pricing supplement (as determined by reference to pricing models used by Goldman, Sachs & Co.) is significantly less than the original issue price. We encourage you to read "Additional Risk Factors Specific to Your Note" beginning on page S-3 of this pricing supplement and on page S-3 of the accompanying prospectus supplement no. 372 so that you may better understand those risks. The offered notes are not principal-protected and the payment amount is capped.

                               ------------------

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PRICING SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ------------------

      Goldman Sachs may use this pricing supplement in the initial sale of the offered notes. In addition, Goldman, Sachs & Co. or any other affiliate of Goldman Sachs may use this pricing supplement in a market-making transaction in an offered note after its initial sale. UNLESS GOLDMAN SACHS OR ITS AGENT INFORMS THE PURCHASER OTHERWISE IN THE CONFIRMATION OF SALE, THIS PRICING SUPPLEMENT IS BEING USED IN A MARKET-MAKING TRANSACTION.

                              GOLDMAN, SACHS & CO.

                               ------------------

                    PRICING SUPPLEMENT DATED AUGUST 11, 2004.

PRINCIPAL AMOUNT:          On the stated maturity date, each offered note will
                           be exchanged for, with respect to each basket stock, a number of shares of that basket stock equal to the exchange rate for that basket stock or, at the option of Goldman Sachs, for the cash value of that basket stock based on the relevant final basket stock price.

EXCHANGE RATE FOR EACH     If the final basket stock price equals or exceeds the
BASKET STOCK:              relevant threshold appreciation price, then the
                           exchange rate will equal a number of shares of that basket stock equal to the relevant threshold fraction multiplied by the weighting amount for that basket stock for each offered note outstanding. The face amount for one offered note equals $100. Otherwise, the exchange rate for the relevant basket stock will equal a number of shares of that basket stock equal to the weighting amount for that basket stock for each offered note outstanding. The exchange rate is subject, in certain circumstances, to anti-dilution adjustment as described in the accompanying prospectus supplement no. 372.

                           Please note that the amount you receive for each $100 of outstanding face amount on the stated maturity date could be substantially less than $100 and will not in any event exceed $135, which represents the sum of the products, with respect to each basket stock, of the relevant threshold appreciation price multiplied by the relevant weighting amount. You could lose your entire investment in the offered notes.

INITIAL BASKET STOCK       The initial stock price for each of the basket stocks
PRICE:                     is as follows:

                           1. Applied Materials, Inc.         $16.2413 per share
                           2. Novellus Systems, Inc.          $24.2953 per share
                           3. Xilinx, Inc.                    $27.1474 per share
                           4. Broadcom Corporation            $29.4791 per share
                           5. Advanced Micro Devices, Inc.    $10.9110 per share
                           6. Micron Technology, Inc.         $11.7766 per share
                           7. Altera Corporation              $19.5051 per share
                           8. Intel Corporation               $22.2024 per share
                           9. Texas Instruments Incorporated  $18.6470 per share

FINAL BASKET STOCK PRICE:  The closing price of one share of the relevant basket stock on the determination date, subject to anti-dilution adjustment.

DETERMINATION DATE:        The fifth business day prior to August 18, 2006
                           unless extended for up to five business days.

THRESHOLD APPRECIATION     For each basket stock, the initial basket stock price
PRICE:                     times 1.35. The threshold appreciation price for each
                           of the basket stocks is as follows:

                           1. Applied Materials, Inc.         $21.9258 per share
                           2. Novellus Systems, Inc.          $32.7987 per share
                           3. Xilinx, Inc.                    $36.6490 per share
                           4. Broadcom Corporation            $39.7968 per share
                           5. Advanced Micro Devices, Inc.    $14.7299 per share
                           6. Micron Technology, Inc.         $15.8984 per share
                           7. Altera Corporation              $26.3319 per share
                           8. Intel Corporation               $29.9732 per share
                           9. Texas Instruments Incorporated  $25.1735 per share

WEIGHTING AMOUNT:          The weighting amount for each of the basket stocks is
                           as follows:

                           1. Applied Materials, Inc.         0.6841 per note
                           2. Novellus Systems, Inc.          0.4573 per note
                           3. Xilinx, Inc.                    0.4093 per note
                           4. Broadcom Corporation            0.3769 per note
                           5. Advanced Micro Devices, Inc.    1.0183 per note
                           6. Micron Technology, Inc.         0.9435 per note
                           7. Altera Corporation              0.5697 per note
                           8. Intel Corporation               0.5004 per note
                           9. Texas Instruments Incorporated  0.5959 per note

THRESHOLD FRACTION:        For each basket stock, the threshold appreciation
                           price divided by the final basket stock price for that basket stock.

NO LISTING:                The offered notes will not be listed on any
                           securities exchange or interdealer market quotation system.

ADDITIONAL RISK FACTORS    ASSUMING NO CHANGES IN MARKET CONDITIONS OR ANY OTHER
SPECIFIC TO YOUR NOTE:     RELEVANT FACTORS, THE VALUE OF YOUR NOTE ON THE DATE
                           OF THIS PRICING SUPPLEMENT (AS DETERMINED BY
                           REFERENCE TO PRICING MODELS USED BY GOLDMAN, SACHS &
                           CO.) IS SIGNIFICANTLY LESS THAN THE ORIGINAL ISSUE
                           PRICE

                           The value or quoted price of your note at any time, however, will reflect many factors and cannot be predicted. If Goldman, Sachs & Co. makes a market in the offered notes, the price quoted by Goldman, Sachs & Co. would reflect any changes in market conditions and other relevant factors, and the quoted price could be higher or lower than the original issue price, and may be higher or lower than the value of your note as determined by reference to pricing models used by Goldman, Sachs & Co.

                           If at any time a third party dealer quotes a price to purchase your note or otherwise values your note, that price may be significantly different (higher or lower) than any price quoted by Goldman, Sachs & Co. You should read "Additional Risk Factors Specific to Your Note -- The Market Price of Your Note May Be Influenced by Many

                           Unpredictable Factors" in the accompanying prospectus supplement no. 372.

                           Furthermore, if you sell your note, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount.

                           There is no assurance that Goldman, Sachs & Co. or any other party will be willing to purchase your note; and, in this regard, Goldman, Sachs & Co. is not obligated to make a market in the notes. See "Additional Risk Factors Specific to Your Note -- Your Note May Not Have an Active Trading Market" in the accompanying prospectus supplement no. 372.

HYPOTHETICAL PAYMENT       The tables below show several examples of
AMOUNT:                    hypothetical payment amounts that we would deliver
                           on the stated maturity date in exchange for each $100 of the outstanding face amount of your note, if the final basket stock prices were any of the hypothetical prices shown in the final basket stock price columns. For this purpose, we have assumed that there will be no anti-dilution adjustments to the exchange rates for the basket stocks and no market disruption events.

                           The prices in the final basket stock price column represent hypothetical closing prices for one share of the relevant basket stock on the determination date. The amounts in the exchange amount at maturity column represent the hypothetical cash value of each basket stock to be exchanged for each outstanding note, based on the hypothetical final basket stock price for that basket stock.

EXAMPLE 1: ALL BASKET STOCK PRICES INCREASE BY 10%.

                                                           INITIAL        THRESHOLD                 FINAL      EXCHANGE
                                                         BASKET STOCK   APPRECIATION  WEIGHTING  BASKET STOCK  AMOUNT AT
                  STOCK                     WEIGHT (%)      PRICE           PRICE      AMOUNT       PRICE      MATURITY
------------------------------------------  ----------   ------------   ------------  ---------  ------------  ---------
Applied Materials, Inc.                      11.1111       $16.2413       $21.9258     0.6841      $17.8654     $ 12.22
Novellus Systems, Inc.                       11.1111       $24.2953       $32.7987     0.4573      $26.7248     $ 12.22
Xilinx, Inc.                                 11.1111       $27.1474       $36.6490     0.4093      $29.8621     $ 12.22
Broadcom Corporation                         11.1111       $29.4791       $39.7968     0.3769      $32.4270     $ 12.22
Advanced Micro Devices, Inc.                 11.1111       $10.9110       $14.7299     1.0183      $12.0021     $ 12.22
Micron Technology, Inc.                      11.1111       $11.7766       $15.8984     0.9435      $12.9543     $ 12.22
Altera Corporation                           11.1111       $19.5051       $26.3319     0.5697      $21.4556     $ 12.22
Intel Corporation                            11.1111       $22.2024       $29.9732     0.5004      $24.4226     $ 12.22
Texas Instruments Incorporated               11.1111       $18.6470       $25.1735     0.5959      $20.5117     $ 12.22

Exchange amount at maturity for each note:                                                                      $110.00

EXAMPLE 2: ALL BASKET STOCK PRICES INCREASE BY 30%.

                                                           INITIAL        THRESHOLD                 FINAL      EXCHANGE
                                                         BASKET STOCK   APPRECIATION  WEIGHTING  BASKET STOCK  AMOUNT AT
                  STOCK                     WEIGHT (%)      PRICE           PRICE      AMOUNT       PRICE      MATURITY
------------------------------------------  ----------   ------------   ------------  ---------  ------------  ---------
Applied Materials, Inc.                      11.1111       $16.2413       $21.9258     0.6841      $21.1137     $ 14.44
Novellus Systems, Inc.                       11.1111       $24.2953       $32.7987     0.4573      $31.5839     $ 14.44
Xilinx, Inc.                                 11.1111       $27.1474       $36.6490     0.4093      $35.2916     $ 14.44
Broadcom Corporation                         11.1111       $29.4791       $39.7968     0.3769      $38.3228     $ 14.44
Advanced Micro Devices, Inc.                 11.1111       $10.9110       $14.7299     1.0183      $14.1843     $ 14.44
Micron Technology, Inc.                      11.1111       $11.7766       $15.8984     0.9435      $15.3096     $ 14.44
Altera Corporation                           11.1111       $19.5051       $26.3319     0.5697      $25.3566     $ 14.45
Intel Corporation                            11.1111       $22.2024       $29.9732     0.5004      $28.8631     $ 14.44
Texas Instruments Incorporated               11.1111       $18.6470       $25.1735     0.5959      $24.2411     $ 14.45

Exchange amount at maturity for each note:                                                                      $130.00

EXAMPLE 3: ALL BASKET STOCK PRICES DECREASE BY 10%.

                                                           INITIAL        THRESHOLD                 FINAL      EXCHANGE
                                                         BASKET STOCK   APPRECIATION  WEIGHTING  BASKET STOCK  AMOUNT AT
                  STOCK                     WEIGHT (%)      PRICE           PRICE      AMOUNT       PRICE      MATURITY
------------------------------------------  ----------   ------------   ------------  ---------  ------------  ---------
Applied Materials, Inc.                      11.1111       $16.2413       $21.9258     0.6841      $14.6172     $ 10.00
Novellus Systems, Inc.                       11.1111       $24.2953       $32.7987     0.4573      $21.8658     $ 10.00
Xilinx, Inc.                                 11.1111       $27.1474       $36.6490     0.4093      $24.4327     $ 10.00
Broadcom Corporation                         11.1111       $29.4791       $39.7968     0.3769      $26.5312     $ 10.00
Advanced Micro Devices, Inc.                 11.1111       $10.9110       $14.7299     1.0183      $ 9.8199     $ 10.00
Micron Technology, Inc.                      11.1111       $11.7766       $15.8984     0.9435      $10.5989     $ 10.00
Altera Corporation                           11.1111       $19.5051       $26.3319     0.5697      $17.5546     $ 10.00
Intel Corporation                            11.1111       $22.2024       $29.9732     0.5004      $19.9822     $ 10.00
Texas Instruments Incorporated               11.1111       $18.6470       $25.1735     0.5959      $16.7823     $ 10.00

Exchange amount at maturity for each note:                                                                      $ 90.00

EXAMPLE 4: THE BASKET STOCK PRICES OF APPLIED MATERIALS, INC., NOVELLUS
           SYSTEMS, INC. AND XILINX, INC. ALL DECREASE BY 10% AND THE BASKET STOCK PRICES OF INTEL CORPORATION AND TEXAS INSTRUMENTS INCORPORATED BOTH INCREASE BY 5%.

                                                           INITIAL        THRESHOLD                 FINAL      EXCHANGE
                                                         BASKET STOCK   APPRECIATION  WEIGHTING  BASKET STOCK  AMOUNT AT
                  STOCK                     WEIGHT (%)      PRICE           PRICE      AMOUNT       PRICE      MATURITY
------------------------------------------  ----------   ------------   ------------  ---------  ------------  ---------
Applied Materials, Inc.                      11.1111       $16.2413       $21.9258     0.6841      $14.6172     $ 10.00
Novellus Systems, Inc.                       11.1111       $24.2953       $32.7987     0.4573      $21.8658     $ 10.00
Xilinx, Inc.                                 11.1111       $27.1474       $36.6490     0.4093      $24.4327     $ 10.00
Broadcom Corporation                         11.1111       $29.4791       $39.7968     0.3769      $29.4791     $ 11.11
Advanced Micro Devices, Inc.                 11.1111       $10.9110       $14.7299     1.0183      $10.9110     $ 11.11
Micron Technology, Inc.                      11.1111       $11.7766       $15.8984     0.9435      $11.7766     $ 11.11
Altera Corporation                           11.1111       $19.5051       $26.3319     0.5697      $19.5051     $ 11.11
Intel Corporation                            11.1111       $22.2024       $29.9732     0.5004      $23.3125     $ 11.67
Texas Instruments Incorporated               11.1111       $18.6470       $25.1735     0.5959      $19.5794     $ 11.67

Exchange amount at maturity for each note:                                                                      $ 97.78

EXAMPLE 5: THE BASKET STOCK PRICE OF NOVELLUS SYSTEMS, INC. DECREASES BY 80%
           AND THE BASKET STOCK PRICES OF MICRON TECHNOLOGY, INC. AND ALTERA CORPORATION BOTH INCREASE BY 60%.

                                                           INITIAL        THRESHOLD                 FINAL      EXCHANGE
                                                         BASKET STOCK   APPRECIATION  WEIGHTING  BASKET STOCK  AMOUNT AT
                  STOCK                     WEIGHT (%)      PRICE           PRICE      AMOUNT       PRICE      MATURITY
------------------------------------------  ----------   ------------   ------------  ---------  ------------  ---------
Applied Materials, Inc.                      11.1111       $16.2413       $21.9258     0.6841      $16.2413     $ 11.11
Novellus Systems, Inc.                       11.1111       $24.2953       $32.7987     0.4573      $ 4.8591     $  2.22
Xilinx, Inc.                                 11.1111       $27.1474       $36.6490     0.4093      $27.1474     $ 11.11
Broadcom Corporation                         11.1111       $29.4791       $39.7968     0.3769      $29.4791     $ 11.11
Advanced Micro Devices, Inc.                 11.1111       $10.9110       $14.7299     1.0183      $10.9110     $ 11.11
Micron Technology, Inc.                      11.1111       $11.7766       $15.8984     0.9435      $18.8426     $ 17.78
Altera Corporation                           11.1111       $19.5051       $26.3319     0.5697      $31.2082     $ 17.78
Intel Corporation                            11.1111       $22.2024       $29.9732     0.5004      $22.2024     $ 11.11
Texas Instruments Incorporated               11.1111       $18.6470       $25.1735     0.5959      $18.6470     $ 11.11

Exchange amount at maturity for each note:                                                                      $104.44

                           The payment amounts shown above in examples one to five are entirely hypothetical; they are based on market prices for the basket stocks that may not be achieved on the determination date and on assumptions that may prove to be erroneous. The actual market value of your note on the stated maturity date or at any other time, including any time you may wish to sell your note, may bear little relation to the hypothetical exchange amounts shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered notes or on an investment in any of the basket stocks. Please read "Additional Risk Factors Specific to Your Note" and "Hypothetical Payment Amounts on Your Note" in the accompanying prospectus supplement no. 372.

                           Payments on your note are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your note are economically equivalent to the amounts that would be paid on a combination of an interest bearing bond bought, and an option sold, by the holder (with an implicit option premium paid over time to the holder). The discussion in this paragraph does not modify or affect the terms of the offered notes or the United States income tax treatment of the offered notes as described under "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying prospectus supplement no. 372.

HEDGING: In anticipation of the sale of the offered notes, we and/or our affiliates have entered into hedging transactions involving purchases of all of the basket stocks on the trade date. For a description of how our hedging and other trading activities may affect the value of your note, see "Additional Risk Factors Specific to Your Note -- Our Business Activities May Create Conflicts of Interest Between You and Us" and "Use of Proceeds and Hedging" in the accompanying prospectus supplement no. 372.

DESCRIPTION OF THE BASKET  According to its publicly available documents,
STOCK ISSUERS:             Applied Materials, Inc. develops, manufactures,
                           markets and services integrated circuit fabrication equipment for the worldwide semiconductor industry.
                           Information filed with the SEC by Applied Materials, Inc. under the Exchange Act can be located by referencing its SEC file number: 000-06920.

                           According to its publicly available documents, Novellus Systems, Inc. develops, manufactures, sells and supports systems used in the fabrication of integrated circuits. Information filed with the SEC by Novellus Systems, Inc. under the Exchange Act can be located by referencing its SEC file number:
                           000-17157.

                           According to its publicly available documents, Xilinx, Inc. designs, develops and markets complete programmable logic solutions. Information filed with the SEC by Xilinx, Inc. under the Exchange Act can be located by referencing its SEC file number:
                           000-18548.

                           According to its publicly available documents, Broadcom Corporation is a provider of integrated semiconductor solutions that enable broadband communications and networking of voice, video and data services. Information filed with the SEC by Broadcom Corporation under the Exchange Act can be located by referencing its SEC file number:
                           000-23993.

                           According to its publicly available documents, Advanced Micro Devices, Inc. designs, manufactures and markets industry-standard digital integrated circuits. Information filed with the SEC by Advanced Micro Devices, Inc. under the Exchange Act can be located by referencing its SEC file number:
                           001-07882.

                           According to its publicly available documents, Micron Technology, Inc. is a global manufacturer and marketer of DRAM, CMOS image sensors, Flash memory and other semiconductor components. Information filed with the SEC by Micron Technology, Inc. under the Exchange Act can be located by referencing its SEC file number: 001-10658.

                           According to its publicly available documents, Altera Corporation designs, manufactures and markets programmable logic devices, HardCopy(TM) Structural ASIC devices, defined design building blocks known as intellectual property cores and associated development tools. Information filed with the SEC by Altera Corporation under the Exchange Act can be located by referencing its SEC file number:
                           000-16617.

                           According to its publicly available documents, Intel Corporation is a semiconductor chip maker and supplier of advanced technology solutions for the computing and communications industries. Information filed with the SEC by Intel Corporation under the Exchange Act can be located by referencing its SEC file number: 000-06217.

                           According to its publicly available documents, Texas Instruments Incorporated is a global semiconductor company and a designer and supplier of digital signal processors and analog integrated circuits. In addition to semiconductors, it has two other principal segments in sensors and controls, and educational and productivity solutions. Information filed with the SEC by Texas Instruments Incorporated under the Exchange Act can be located by referencing its SEC file number: 001-03761.

HISTORICAL TRADING PRICE   Intel Corporation, Broadcom Corporation, Altera
INFORMATION:               Corporation, Xilinx, Inc., Novellus Systems, Inc. and
                           Applied Materials, Inc. are traded on the Nasdaq
                           National Market System, under the symbols "INTC",
                           "BRCM ", "ALTR", "XLNX", "NVLS" and "AMAT", respectively. Texas Instruments Incorporated,
                           Advanced Micro Devices, Inc. and Micron Technology,
                           Inc. are traded on the New York Stock Exchange, under the symbols "TXN", "AMD" and "MU", respectively. The following tables show the quarterly high, low and closing prices on the Nasdaq National Market System for Intel Corporation, Broadcom Corporation, Altera
                           Corporation, Xilinx, Inc., Novellus Systems, Inc. and
                           Applied Materials, Inc., and on the New York Stock
                           Exchange for Texas Instruments Incorporated, Advanced
                           Micro Devices, Inc. and Micron Technology, Inc., in each case for the four calendar quarters in each of 2002 and 2003 and for the three calendar quarters in 2004, through August 11, 2004. We obtained the trading price information shown below from Bloomberg
                           Financial Services, without independent verification.

                           APPLIED MATERIALS, INC.

                                             HIGH     LOW   CLOSE
                                            ------  ------  ------
2002
 Quarter ended March 31..................   27.135  19.745  27.135
 Quarter ended June 30...................    27.76   18.76   19.02
 Quarter ended September 30..............    19.93   11.20   11.55
 Quarter ended December 31...............    17.49   10.35   13.03

2003
 Quarter ended March 31..................    15.70   11.60   12.58
 Quarter ended June 30...................    16.87   12.76   15.84
 Quarter ended September 30..............    22.22   16.01   18.13
 Quarter ended December 31...............    25.61   18.55   22.44

2004
 Quarter ended March 31..................    24.63   20.20   21.33
 Quarter ended June 30...................    22.84   18.03   19.62
 Quarter ending September 30
  (through August 11, 2004)..............    19.00   15.86   16.26
 Closing price on August 11, 2004........                    16.26

                           NOVELLUS SYSTEMS, INC.

                                             HIGH    LOW    CLOSE
                                            ------  ------  ------
2002
 Quarter ended March 31..................    54.14   36.23   54.14
 Quarter ended June 30...................    53.78   31.75   34.00
 Quarter ended September 30..............    33.43   20.77   20.81
 Quarter ended December 31...............    37.43   20.00   28.08

2003
 Quarter ended March 31..................    38.74   25.27   27.27
 Quarter ended June 30...................    38.70   26.28   36.65
 Quarter ended September 30..............    40.85   33.32   33.60
 Quarter ended December 31...............    45.03   34.13   42.05

2004
 Quarter ended March 31..................    44.44   29.15   31.67
 Quarter ended June 30...................    34.64   28.48   31.44
 Quarter ending September 30
  (through August 11, 2004)..............    31.05   24.14   24.14
 Closing price on August 11, 2004........                    24.14

                           XILINX, INC.

                                             HIGH    LOW    CLOSE
                                            ------  ------  ------
2002
 Quarter ended March 31..................    45.80   34.01   39.86
 Quarter ended June 30...................    43.84   22.43   22.43
 Quarter ended September 30..............    23.60   14.15  15.838
 Quarter ended December 31...............    24.96   13.75   20.60

2003
 Quarter ended March 31..................    27.09   18.70   23.41
 Quarter ended June 30...................    30.51   23.49   25.30
 Quarter ended September 30..............    32.29   24.78   28.43
 Quarter ended December 31...............    39.05   27.98   38.63

2004
 Quarter ended March 31..................    42.90   35.25   37.76
 Quarter ended June 30...................    40.22   32.03   33.31
 Quarter ending September 30
  (through August 11, 2004)..............    31.80   27.10   27.10
 Closing price on August 11, 2004........                    27.10

                           BROADCOM CORPORATION

                                             HIGH    LOW    CLOSE
                                            ------  ------  ------
2002
 Quarter ended March 31..................    51.43   30.65   35.90
 Quarter ended June 30...................    38.76   17.54   17.54
 Quarter ended September 30..............    22.29   10.68   10.68
 Quarter ended December 31...............    20.64    9.70   15.06

2003
 Quarter ended March 31..................    19.88   12.35   12.35
 Quarter ended June 30...................    26.77   12.40   24.91
 Quarter ended September 30..............    29.52   20.01   26.66
 Quarter ended December 31...............    37.32   26.78   34.02

2004
 Quarter ended March 31..................    42.46   34.41   39.01
 Quarter ended June 30...................    46.60   37.00   46.60
 Quarter ending September 30
  (through August 11, 2004)..............    44.82   29.21   29.21
 Closing price on August 11, 2004........                    29.21

                           ADVANCED MICRO DEVICES, INC.

                                             HIGH    LOW    CLOSE
                                            ------  ------  ------
2002
 Quarter ended March 31..................    20.00   12.85   14.71
 Quarter ended June 30...................    14.82    8.04    9.72
 Quarter ended September 30..............    10.70    5.34    5.34
 Quarter ended December 31...............     9.00    3.20    6.46

2003
 Quarter ended March 31..................     7.45    4.94    6.18
 Quarter ended June 30...................     8.44    6.31    6.41
 Quarter ended September 30..............    12.79    6.54   11.11
 Quarter ended December 31...............    18.29   11.17   14.90

2004
 Quarter ended March 31..................    17.38   13.99   16.23
 Quarter ended June 30...................    17.45   13.87   15.90
 Quarter ending September 30
  through (August 11, 2004)..............    15.50   10.93   10.93
 Closing price on August 11, 2004........                    10.93

                           MICRON TECHNOLOGY, INC.

                                             HIGH    LOW    CLOSE
                                            ------  ------  ------
2002
 Quarter ended March 31..................    39.50   30.49   32.90
 Quarter ended June 30...................    33.51   18.40   20.22
 Quarter ended September 30..............    25.45   12.37   12.37
 Quarter ended December 31...............    17.80    9.74    9.74

2003
 Quarter ended March 31..................    11.00    6.76    8.14
 Quarter ended June 30...................    13.53    8.03   11.63
 Quarter ended September 30..............    15.38   12.33   13.42
 Quarter ended December 31...............    14.75   11.50   13.47

2004
 Quarter ended March 31..................    16.71   13.74   16.71
 Quarter ended June 30...................    17.96   13.50   15.31
 Quarter ending September 30
  (through August 11, 2004)..............    14.97   11.75   11.75
 Closing price on August 11, 2004........                    11.75

                           ALTERA CORPORATION

                                             HIGH    LOW    CLOSE
                                            ------  ------  ------
2002
 Quarter ended March 31..................    25.48   19.07   21.87
 Quarter ended June 30...................    24.46    13.6    13.6
 Quarter ended September 30..............     14.8    8.67    8.67
 Quarter ended December 31...............    14.98    8.82   12.33

2003
 Quarter ended March 31..................     15.2   10.84   13.54
 Quarter ended June 30...................    19.32   13.67   16.43
 Quarter ended September 30..............    23.11   16.91   18.93
 Quarter ended December 31...............    25.36   17.44   22.65

2004
 Quarter ended March 31..................    26.82   19.32   20.48
 Quarter ended June 30...................     25.5   19.75   22.16
 Quarter ending September 30
  (through August 11, 2004)..............    21.39   18.78   19.49
 Closing price on August 11, 2004........                    19.99

                           INTEL CORPORATION

                                             HIGH    LOW    CLOSE
                                            ------  ------  ------
2002
 Quarter ended March 31..................    35.79   28.55   30.41
 Quarter ended June 30...................    31.20   18.27   18.27
 Quarter ended September 30..............    19.59   13.89   13.89
 Quarter ended December 31...............    21.05   13.22   15.57

2003
 Quarter ended March 31..................    18.90   15.05   16.28
 Quarter ended June 30...................    22.14   16.42   20.81
 Quarter ended September 30..............    29.18   21.41   27.52
 Quarter ended December 31...............    34.12   28.62   32.05

2004
 Quarter ended March 31..................    34.24   26.16   27.20
 Quarter ended June 30...................    28.99   25.73   27.60
 Quarter ending September 30
  (through August 11, 2004)..............    27.02   22.16   22.16
 Closing price on August 11, 2004........                    22.16

                           TEXAS INSTRUMENTS INCORPORATED

                                             HIGH    LOW    CLOSE
                                            ------  ------  ------
2002
 Quarter ended March 31..................    35.71   25.75   33.10
 Quarter ended June 30...................    34.09   22.93   23.70
 Quarter ended September 30..............    25.78   14.77   14.77
 Quarter ended December 31...............    20.27   13.23   15.01

2003
 Quarter ended March 31..................    18.67   14.15   16.37
 Quarter ended June 30...................    21.10   16.23   17.60
 Quarter ended September 30..............    26.03   17.62   22.80
 Quarter ended December 31...............    30.92   23.25   29.38

2004
 Quarter ended March 31..................    33.65   27.15   29.22
 Quarter ended June 30...................    30.94   23.00   24.18
 Quarter ending September 30
  (through August 11, 2004)..............    23.54   18.54   18.54
 Closing price on August 11, 2004........                    18.54

                           As indicated above, the market prices of basket stocks have been highly volatile during recent periods. It is impossible to predict whether the price of any of the basket stocks will rise or fall, and you should not view the historical prices of the basket stocks as an indication of future performance. See "Additional Risk Factors Specific to Your Note -- The Market Price of Your Note May Be Influenced by Many Unpredictable Factors" in the accompanying prospectus supplement no. 372.